Exhibit 3.1

AMENDED AND RESTATED BY - LAWS
 OF
BEST BUY CO., INC.

ARTICLE I
OFFICES

The corporation may have offices and places of business at such locations as the Board of Directors may from time to time designate, or as the business of the corporation may require.

ARTICLE II
SHAREHOLDERS' MEETINGS
Section 1
PLACE.
All meetings of the shareholders shall be held at such place as may be fixed by the Chief Executive Officer or the Board of Directors, except as may otherwise be required in this Article.

Section 2
REGULAR MEETINGS.
(A)            Frequency. The regular meetings, if any, of the shareholders shall be held at such times as shall be determined by the Board of Directors of this corporation; provided that, if the Board shall not have taken action with respect to the holding of a regular meeting, the Chief Executive Officer may convene a regular meeting.

(B)            Shareholder Demand. If a regular meeting of shareholders has not been held during the immediately preceding fifteen (15) months, a shareholder or shareholders holding three percent (3%) or more of all voting shares may demand a regular meeting of shareholders in accordance with Chapter 302A, Minnesota Statutes, as amended from time to time (hereinafter “Chapter 302A”).

(C)            Notice. Written notice of a regular meeting stating the date, time and place of the meeting shall be mailed at least three (3) calendar days prior to the meeting and not more than sixty (60) calendar days before the date of the meeting to each shareholder entitled to vote thereat, to the last known address of such shareholder as the same appears upon the books of the corporation. Notice need not be given where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment.

Section 3
SPECIAL MEETINGS.
(A)           Call. Special meetings of the shareholders may be called for any purpose or purposes at any time, by:

(i) The Chairman of the Board;

(ii) The Chief Executive Officer;

(iii) The Chief Financial Officer;

(iv) Two or more directors; or

(v) A shareholder or shareholders holding ten percent (10%) or more of the voting shares of the corporation, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination (as defined by Section 302A.011 of Chapter 302A), including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by twenty-five percent (25%) or more of the voting shares of the corporation in accordance with Chapter 302A.

(B)            Shareholder Demand. Special meetings of the shareholders for any purpose or purposes shall be called by the Chairman of the Board, Chief Executive Officer or Chief Financial Officer within thirty (30) calendar days of receipt of a demand by a shareholder or shareholders holding the requisite percentage of voting shares of the corporation as may be required in accordance with Chapter 302A and Section 3.A above.

(C)            Notice. Written notice of a special meeting of the shareholders stating the date, time, place, and purpose thereof shall be given at least three (3) calendar days prior to the meeting and not more than sixty (60) calendar days before the date of the meeting to each shareholder entitled to vote thereat to the last known address of such shareholder as the same appears upon the books of the corporation. Notice need not be given where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment.

Section 4
WAIVER OF NOTICE.
Notice of the time, place and purpose of any meeting of shareholders, whether required by Chapter 302A, the corporation’s Articles of Incorporation or these By-laws may be waived by any shareholder. Such waiver may be given at, before or after the meeting, and may be given in writing, orally or by attendance. Attendance by a shareholder at a meeting shall constitute a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at the meeting and does not participate in consideration of the item at the meeting.

Section 5
ACTION WITHOUT A MEETING.
Any action which may be taken at a meeting of the shareholders may be taken without a meeting, if authorized in a writing or writings signed by all shareholders who would be entitled to vote on that action. The written action is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.

Section 6
QUORUM.
The presence at any meeting, in person or by proxy, of the holders of a majority of the voting power of the shares entitled to vote at a meeting, shall constitute a quorum for the transaction of business. If, however, a quorum shall not be present in person or by proxy at any meeting of the shareholders, the Chairman of the Board or other chairperson of the meeting shall have the power to adjourn the meeting from time to time, without notice other than by announcement at the meeting of the date, time and location of the reconvening of the adjourned meeting, until the requisite amount of voting shares shall be represented. At any such adjourned meeting at which the required number of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present when a duly called or held meeting is convened the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

Section 7
RECORD DATE.
The Board of Directors may fix a time not exceeding sixty (60) days preceding the date of any meeting of the shareholders as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed.

Section 8
VOTING.
At all meetings of the shareholders, the holder of each share having the power to vote shall be entitled to vote in person or by proxy, duly appointed by an instrument in writing which conforms to the requirements of Chapter 302A. Each shareholder shall have one (1) vote for each share having voting power standing in his/her name on the books of the corporation. Shares owned by two or more shareholders may be voted by any one of them unless the corporation receives written notice, addressed to the Board of Directors at the address of the principal executive office, from any one of them denying the authority of that person to vote those shares. Upon the demand of any shareholder, the vote for directors or the vote upon any question before the meeting shall be by ballot. All elections shall be had and all questions decided by a majority vote of those present except as otherwise required by Chapter 302A or the corporation’s Articles of Incorporation.

Section 9
ADVANCE NOTICE OF SHAREHOLDER PROPOSALS.
(A)    The business conducted at a meeting of shareholders is limited to only such business as is appropriate for consideration at the meeting and as shall have been brought before the meeting (i) by or at the direction of the Board of Directors, (ii) with respect to nominations of persons for election to the Board of Directors and the proposal of any business not intended to be included in the corporation’s proxy statement for such meeting of shareholders, by a shareholder who complies with the procedures set forth in this Section 9 or (iii) with respect to nominations of persons for election to the Board of

Directors intended to be included in the corporation’s proxy statement for such meeting of shareholders, by a Nominator (as defined below) who complies with the notice and other procedures set forth in Section 10 of this Article II.

(B)    For business, including director nominations, to be properly brought before a meeting of shareholders by a shareholder, the shareholder must have given timely notice in writing to the Secretary of the corporation. With respect to nominations of persons and the proposal of any business not intended to be included in the corporation’s proxy statement for such meeting of shareholders, to be timely, the shareholder’s notice must be submitted to the Secretary of the corporation no earlier than the 150th day and no later than the close of business on the 120th day before the anniversary of the prior year’s regular meeting of shareholders (or no earlier than the 10th day following announcement of any special meeting of shareholders). With respect to nominations of persons intended to be included in the corporation’s proxy statement for such meeting of shareholders by a Nominator, to be timely, the Nominator’s notice must comply with the procedures set forth in Section 10 of this Article II.

(C)    Notice shall only be deemed to have been submitted on the date on which all of the following written information has been received by the Secretary of the corporation:

(i)a complete description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of the shareholder in such business;

(ii)as to the shareholder giving the notice:
(a)the name and address of the shareholder proposing such business;

(b)appropriate evidence that the person submitting the proposal is a shareholder of the corporation;

(c)(1) the class and number of shares of the corporation that are, directly or indirectly, beneficially owned by such shareholder and each beneficial owner on whose behalf the nomination or other proposal is made and their respective affiliates or associates or others acting in concert therewith, including the proposed nominee (each, a “Proponent Person” and collectively, the “Proponent Persons”), (2) a description of any option, warrant, convertible security, stock appreciation right, swap or similar right or agreement with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, or which is intended to increase or decrease (or has the effect of increasing or decreasing) the voting power of any person with respect to the shares of any class or series of shares of the corporation, whether or not such instrument or right or agreement shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”), owned beneficially, directly or indirectly, by any such Proponent Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of the corporation, (3) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which any such Proponent Person has a right to vote any shares of the corporation or influence the voting over any such shares, (4) a description of any short interest of any such Proponent Person in any security of the corporation, (5) a description of any rights to dividends on the shares of the corporation owned beneficially, directly or indirectly, by any such Proponent Person that are separated or separable from the underlying shares of the corporation, (6) a description of any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any such Proponent Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) a description of any performance-related fees (other than an asset-based fee) to which any such Proponent Person is entitled based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, including without limitation any such interests held by members of any such Proponent Person’s immediate family sharing the same household;

(d)a representation that the shareholder is a holder of record or beneficial owner of shares of the corporation entitled to vote at the meeting, intends to continue to hold or beneficially own such shares through the date of the meeting, and that the shareholder (or a qualified representative thereof) intends to appear in person at the meeting to propose such business before the meeting;

(e)such other information as would be required to be included in a proxy statement or other filings required to be filed with the Securities and Exchange Commission (the “SEC”) if, with respect to any such item of business, such shareholder were in a solicitation subject to Regulation 14A under the Securities Exchange Act of 1934, as amended (“Exchange Act”);
(f)a description of all arrangements or understandings between each Proponent Person and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

(g)a statement as to whether or not such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to a number of holders of the corporation’s voting shares reasonably believed by such Proponent Person to be sufficient to elect such nominee or nominees to carry such proposal under applicable law;

(iii)as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including and in addition to:

(a)such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

(b)a description of (1) any agreement, arrangement or understanding with, or any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the corporation, will act or vote on any issue or question to be decided by the Board of Directors or that otherwise relates to the corporation or such person’s service on the Board of Directors (a “Voting Commitment”) and (2) any compensatory, payment or other financial agreement, arrangement or understanding with any person other than with the corporation, including any agreement to indemnify such person for obligations arising as a result of his or her service as a director of the corporation, in connection with nominee’s nomination, service or action as a director of the corporation (a “Third Party Compensation Arrangement”); and

(iv)a representation that the shareholder will update and supplement the notice to the Secretary of the corporation in writing so that the notice is true and correct, in all material respects, as of the record date for the meeting.

Section 10
PROXY ACCESS FOR DIRECTOR NOMINATIONS.

(A)Inclusion of Shareholder Nominees in Corporation’s Proxy Materials. Subject to the terms and conditions of these By-laws, whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting, in addition to any persons nominated for election to the Board of Directors by or at the direction of the Board of Directors, the corporation shall:

(i)include in its notice of meeting and proxy materials, as applicable, for any annual meeting of shareholders (a) the name of any person nominated for election (the “Shareholder Nominee”) by a shareholder of the corporation at the principal executive offices of the corporation in accordance with this Section 10. The Shareholder Nominee must be nominated by a shareholder who is entitled to vote for the election of directors at the annual meeting and who satisfies the notice, ownership and other requirements of this Section 10 (such shareholder, together with the beneficial owner of such shares, a “Nominator”) or by a group of no more than 20 such shareholders (such shareholders, together with the beneficial owners of such shares, a “Nominator Group”) that, collectively as a Nominator Group, satisfies the notice, ownership and other requirements of this Section 10 applicable to a Nominator Group; provided that, in the case of a Nominator Group, each member thereof (each a “Group Member”) shall have satisfied the notice, ownership and other requirements of this Section 10 applicable to Group Members, and (b) if the Nominator or the Nominator Group, as applicable, so elects, the Nomination Statement (as defined below) furnished by such Nominator or Nominator Group; and

(ii)include such Shareholder Nominee’s name on any ballot distributed at such annual meeting and on the corporation’s proxy card (or any other format through which the corporation permits proxies to be submitted) distributed in connection with such annual meeting. Nothing in this Section 10 shall limit the corporation’s ability to solicit for or against, and include in its proxy materials its own statements relating to, any Shareholder

Nominee, Nominator or Nominator Group, or to include such Shareholder Nominee as a nominee of the Board of Directors.
The corporation shall not be required to include any Shareholder Nominee in a notice of meeting and proxy materials for a special meeting of shareholders.

(B)Maximum Number of Shareholder Nominees. At each annual meeting, a Nominator or Nominator Group may nominate one or more Shareholder Nominees for election at such meeting pursuant to this Section 10; provided that the maximum number of Shareholder Nominees nominated by all Nominators and Nominator Groups (including Shareholder Nominees that were submitted by a Nominator or Nominator Group for inclusion in the corporation’s proxy materials pursuant to this Section 10 but either are subsequently withdrawn, disregarded, declared invalid or ineligible pursuant to this Section 10) to appear in the corporation’s proxy materials with respect to an annual meeting shall not exceed the greater of (x) two (2) directors and (y) 20% of the total number of directors in office as of the Final Proxy Access Deadline (as defined below), or if such number is not a whole number, the closest whole number below 20% (such greater number, the “Maximum Number”).

The Maximum Number shall be reduced, but not below zero, by the sum of:

(x)
the number of persons that the Board of Directors decides to nominate pursuant to an agreement, arrangement or other understanding with one or more shareholders or beneficial owners, as the case may be, in lieu of such person being formally nominated as a director pursuant to this Section 10 or Section 9; and

(y)
the number of persons that the Board of Directors decides to nominate for re-election who were previously elected to the Board of Directors based on a nomination made pursuant to this Section 10 or pursuant to an agreement, arrangement or other understanding with one or more shareholders or beneficial owners, as the case may be, in lieu of such person being formally nominated as a director pursuant to this Section 10, in each case, at one of the previous two annual meetings.

If one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Deadline but before the date of the applicable annual meeting and the Board of Directors determines to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.
Any Nominator or Nominator Group submitting more than one Shareholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 10 shall rank in its Notice of Proxy Access Nomination such Shareholder Nominees based on the order that the Nominator or Nominator Group desires such Shareholder Nominees to be selected for inclusion in the corporation’s proxy materials in the event that the total number of Shareholder Nominees submitted by Nominators or Nominator Groups pursuant to this Section 10 exceeds the Maximum Number, the highest ranking Shareholder Nominee who meets the requirements of this Section 10 from each Nominator and Nominator Group will be selected for inclusion in the corporation’s proxy materials until the Maximum Number is reached, beginning with the Nominator or Nominator Group with the largest number of shares disclosed as owned (as defined below) in its respective Notice of Proxy Access Nomination submitted to the corporation and proceeding through each Nominator or Nominator Group in descending order of ownership. If the Maximum Number is not reached after the highest ranking Shareholder Nominee who meets the requirements of this Section 10 from each Nominator and Nominator Group has been selected, this process will continue as many times as necessary, following the same order each time, until the Maximum Number is reached.
If, after the Final Proxy Access Deadline, whether before or after the mailing of the corporation’s definitive proxy statement, (i) a Shareholder Nominee who satisfies the requirements of this Section 10 becomes ineligible for inclusion in the corporation’s proxy materials pursuant to this Section 10, becomes unwilling to serve on the Board of Directors, dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the corporation or (ii) a Nominator or Nominator Group withdraws its nomination or becomes ineligible, in each case as determined by the Board of Directors or the chairman of the meeting, then the Board of Directors or the chairman of the meeting shall declare each nomination by such Nominator or Nominator Group to be invalid. Each such Shareholder Nominee shall not be eligible for election at the annual meeting and, no replacement nominee or nominees shall be included in the corporation’s proxy materials or otherwise submitted for election as a director in substitution thereof. The corporation may omit from its proxy materials information concerning such Shareholder Nominee and may otherwise communicate to its shareholders, including without limitation by amending or supplementing its proxy materials, that the Shareholder Nominee will not be eligible for election at the annual meeting and will not be included as a Shareholder Nominee in the proxy materials.

(C)Notice of Proxy Access Nomination. To nominate a Shareholder Nominee, the Nominator or Nominator Group shall submit to the Secretary of the corporation the written notice required by this Section 10 on a timely basis (the “Notice of Proxy Access Nomination”). To be timely, the Notice of Proxy Access Nomination must be addressed to, delivered and received by the Secretary of the corporation no earlier than the 150th day nor later than the close of business on the 120th day prior to the first anniversary of the date on which the corporation’s definitive proxy statement was released to shareholders in connection with the prior year’s annual meeting; provided, however, that if the annual meeting is convened more than 30 days prior to or delayed by more than 60 days after the first anniversary of the date of the preceding year’s annual meeting, the information must be so received no earlier than 120 days prior to such annual meeting and no later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the 10th day following the day on which a public announcement of the date of the annual meeting is first made (the last day on which a Notice of Proxy Access Nomination may be received pursuant to and in accordance with this Section 10, the “Final Proxy Access Deadline”); provided further that in no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period or extend any time period for the receipt of the Proxy Access Nomination required by this Section 10. The Notice of Proxy Access Nomination shall include:

(i)a written notice of the nomination by such Nominator or Nominator Group expressly requesting to have its Shareholder Nominee included in the corporation’s proxy materials pursuant to this Section 10 that includes, with respect to the Shareholder Nominee and the Nominator (including any beneficial owner on whose behalf the nomination is made) or, in the case of a Nominator Group, with respect to each Group Member (including any beneficial owner on whose behalf the nomination is made) all of the representations, agreements and other information required in a shareholder notice submitted under Section 9 of these By-Laws;

(ii)if the Nominator or Nominator Group so elects, a written statement of the Nominator or Nominator Group for inclusion in the corporation’s proxy statement in support of the election of the Shareholder Nominee(s) to the Board of Directors, which statement shall not exceed 500 words with respect to each Shareholder Nominee (the “Nomination Statement”), and for the avoidance of doubt, the Nomination Statement shall be limited to 500 words and shall not include any images, charts, pictures, graphic presentations or similar items;

(iii)in the case of a nomination by a Nominator Group, the designation by all Group Members of one specified Group Member (or a qualified representative thereof) that is authorized to act on behalf of all Group Members with respect to the nomination and matters related thereto, including withdrawal of the nomination;

(iv)a representation by the Shareholder Nominee and the Nominator or Nominator Group (including each Group Member) and any beneficial owner on whose behalf the nomination is made that each such person has provided and will provide facts, statements and other information in all communications with the corporation and its shareholders and beneficial owners, including without limitation the Notice of Proxy Access Nomination and the Nomination Statement, that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made in light of the circumstances under which they were made, not misleading;

(v)a statement of the Nominator or Nominator Group (including each Group Member) and any beneficial owner on whose behalf the nomination is made, setting forth and certifying the number of shares such Nominator or Nominator Group is deemed to own (as determined in accordance with sub-paragraph (D) of this Section 10) continuously for at least three years as of the date of the Notice of Proxy Access Nomination and one or more written statements from the shareholder of the Required Shares (as defined below), and from each intermediary through which such shares are or have been held during the requisite three-year holding period, verifying that, as of a date within seven days prior to the date that the Notice of Proxy Access Nomination is received by the Secretary of the corporation, the Nominator or the Nominator Group (including each Group Member), as the case may be, owns, and has owned continuously for the preceding three years, the Required Shares, and the Nominator’s or, in the case of a Nominator Group, each Group Member’s agreement to provide (a) within seven days after the record date for the applicable annual meeting, written statements from the shareholder and each intermediary verifying the Nominator’s or the Nominator Group’s, as the case may be, continuous ownership of the Required Shares through the record date, and (b) immediate notice if the Nominator or the Nominator Group, as the case may be, ceases to own the Required Shares prior to the date of the applicable annual meeting; provided that, if and to the extent that a Nominator or Nominator Group (including each Group Member) is acting on behalf of one or more beneficial owners, such written statements and notices in clauses (a) and (b) shall also be submitted by any such beneficial owner or owners.

(vi)a copy of any Schedule 14N that has been or concurrently is filed with the SEC as required by Rule 14a-18 under the Exchange Act;

(vii)a representation by the Nominator (including any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, each Group Member (including any beneficial owner on whose behalf the nomination is made) that:

(a)the Required Shares were acquired in the ordinary course of business and not with intent to change or influence control of the corporation, and each such person does not presently have such intent;

(b)each such person will maintain ownership (as defined in this Section 10) of the Required Shares through the date of the applicable annual meeting along with a further statement as to whether or not such person has the intention to hold the Required Shares for at least one year thereafter (which statement the Nominator or Nominator Group shall include in its Nomination Statement, it being understood that the inclusion of such statement shall not count towards the Nomination Statement’s 500-word limit);

(c)each such person has not nominated, and will not nominate, for election to the Board of Directors at the applicable annual meeting any person other than its Shareholder Nominee(s) pursuant to this Section 10;

(d)each such person has not distributed, and will not distribute, to any shareholders or beneficial owners any form of proxy for the applicable annual meeting other than the form distributed by the corporation;

(e)each such person has not engaged in, and will not directly or indirectly engage in, and has not been and will not be a participant (as defined in Schedule 14A of the Exchange Act) in, a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting other than with respect to such Nominator or Nominator Group’s Shareholder Nominee(s) or a nominee of the Board of Directors; and

(f)each such person consents to the public disclosure of the information provided pursuant to this Section 10;

(viii)an executed agreement, in a form deemed satisfactory by the Board of Directors or any committee thereof, pursuant to which the Nominator (including any beneficial owner on whose behalf the nomination is made) or, in the case of a Nominator Group, each Group Member (including any beneficial owner on whose behalf the nomination is made) agrees to:

(a)comply with all applicable laws, rules and regulations and listing standards arising out of or relating to the nomination of each Shareholder Nominee pursuant to this Section 10;

(b)assume all liability stemming from any legal or regulatory violation arising out of the communications and information provided by such person(s) to the corporation and its shareholders and beneficial owners, including without limitation the Notice of Proxy Access Nomination and Nomination Statement;

(c)indemnify and hold harmless the corporation and each of its directors, officers, employees, agents and affiliates individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers, employees, agents and affiliates arising out of or relating to any nomination submitted by such person(s) pursuant to this Section 10;

(d)file with the SEC any solicitation or other communication with the corporation’s shareholders by or on behalf of the Nominator or Nominator Group (including each Group Member) and any beneficial owner on whose behalf the nomination is made relating to the annual meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;

(e)furnish to the corporation all notifications and updated information required by this Section 10, including, without limitation, the information required by sub-paragraph (E) of this Section 10; and

(f)upon request, provide to the corporation within five business days after such request, but in any event prior to the day of the annual meeting, such additional information as reasonably requested by the corporation; and

(ix)a letter of resignation signed by each Shareholder Nominee, which letter shall specify that such Shareholder Nominee’s resignation is irrevocable and that it shall become effective upon a determination by the Board of Directors or any committee thereof that (a) any of the information provided to the corporation by the Nominator, the Nominator Group, any Group Member (including, in each case, any beneficial owner on whose behalf the nomination is made) or the Shareholder Nominee in respect of the nomination of such Shareholder Nominee pursuant to this Section 10 is or was untrue in any material respect (or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading) or (b) the Shareholder Nominee, the Nominator, the Nominator Group or any Group Member (including, in each case, any beneficial owner on whose behalf the nomination is made) or any affiliate thereof shall have breached any of its representations, obligations or agreements under this Section 10.

(D)Ownership Requirements.

(i)To nominate a Shareholder Nominee pursuant to this Section 10, the Nominator or Nominator Group shall have owned a number of shares representing 3% or more of the voting power of the issued and outstanding shares of the corporation that are entitled to vote generally in the election of directors (the “Required Shares”) continuously for at least three years as of both the date the Notice of Proxy Access Nomination is submitted to the corporation and the record date for determining shareholders eligible to vote at the applicable annual meeting and must continue to own the Required Shares at all times between and including the date the Notice of Proxy Access Nomination is submitted to the corporation and the date of the applicable annual meeting; provided that if and to the extent a shareholder is acting solely on behalf of one or more beneficial owners (a) only the shares owned by such beneficial owner or owners, and not any other shares owned by any such shareholder, shall be counted for purposes of satisfying the foregoing ownership requirement and (b) the aggregate number of shareholders and all such beneficial owners whose share ownership is counted for the purposes of satisfying the foregoing ownership requirement shall not exceed 20. For the purposes of determining whether the Nominator or Nominator Group owned the Required Shares for the requisite three-year period, the aggregate number of shares entitled to vote generally in the election of directors shall be determined by reference to the corporation’s periodic filings with the SEC during the ownership period. Two or more funds that are (a) under common management and investment control, (b) under common management and funded primarily by the same employer or (c) a “group of investment companies,” as such term is defined in the Investment Company Act of 1940, as amended, shall be treated as only one shareholder or beneficial owner, as the case may be, for the purpose of satisfying the foregoing ownership requirements; provided that each fund otherwise meets the requirements set forth in this Section 10; and provided further that any such funds for which shares are aggregated for the purpose of satisfying the foregoing ownership requirements provide documentation reasonably satisfactory to the corporation that demonstrates that the funds satisfy the criteria for being treated as one shareholder within seven days after the Notice of Proxy Access Nomination is delivered to the corporation. No shares may be attributed to more than one Nominator or Nominator Group, and no shareholder or beneficial owner, alone or together with any of its affiliates, may individually or as a member of a group qualify as or constitute more than one eligible shareholder under this Section 10.

(ii)For purposes of this Section 10, “ownership” shall be deemed to consist of and include only the issued and outstanding shares of the corporation as to which a person possesses both (a) the full voting and investment rights pertaining to such shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the ownership of shares calculated in accordance with clauses (a) and (b) shall not include any shares (1) that a person or any of its affiliates has sold in any transaction that has not been settled or closed, including any short sale, (2) that a person or any of its affiliates has borrowed for any purposes or purchased pursuant to an agreement to resell or (3) that are subject to any Derivative Instrument or similar agreement entered into by a person or any of its affiliates, whether any such security, instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares, in any case in which such security, instrument or agreement has, or is intended to have, or if exercised by either party would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, the person’s or such person’s affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such person’s or such person’s affiliates’ shares. “Ownership” shall include shares held in the name of a nominee or other intermediary so long as the person claiming ownership of such shares retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. A person’s ownership of shares shall be deemed to continue during any period in which the person has loaned such shares; provided that the person has the power to recall such loaned shares on five business days’ notice and recalls such loaned shares back to its own possession not more than five business days after being notified that its Shareholder Nominee will be included in the corporation’s proxy materials for the relevant annual meeting and will hold such recalled shares through the date of the annual meeting. The determination of whether the requirements of “ownership” of shares for purposes of this Section 10 are met shall be made by the Board of Directors or any committee thereof. Any such determination adopted in good faith by the Board of Directors or any committee thereof shall be conclusive and binding on the corporation, its shareholders and beneficial owners and all other parties. For the purposes of this Section 10, the terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. For the purposes of this Section 10, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Exchange Act.

(E)Group Members and Beneficial Owners; Notice of Breach; Inaccuracy or Omission. For the avoidance of doubt, with respect to any nomination submitted by a Nominator Group pursuant to this Section 10, the information required by sub-paragraph (C) of this Section 10 to be included in the Notice of Proxy Access Nomination shall be provided by each Group Member (including any beneficial owner on whose behalf the nomination is made), and each such Group Member (including any beneficial owner on whose behalf the nomination is made) shall execute and deliver to the Secretary of the corporation the representations and agreements required under sub-paragraph (C) of this Section 10 at the time the Notice of Proxy Access Nomination is submitted to the corporation. In the event that the Nominator, Nominator Group or any Group Member shall have breached any of their agreements with the corporation or any information included in the Nomination Statement or the Notice of Proxy Access Nomination, or any other communications by the Nominator, Nominator Group or any Group Member (including any beneficial owner on whose behalf the nomination is made) with the corporation or its shareholders and beneficial owners, ceases to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading), each Nominator, Nominator Group or Group Member (including any beneficial owner on whose behalf the nomination is made), as the case may be, shall promptly (and in any event within 48 hours of discovering such breach or that such information has ceased to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading)) notify the Secretary of the corporation of any such breach, inaccuracy or omission in such previously provided information and shall provide the information that is required to correct any such defect, if applicable, it being understood that providing any such notification shall not be deemed to cure any defect or limit the corporation’s rights to omit a Shareholder Nominee from its proxy materials as provided in this Section 10.

(F)Shareholder Nominee Requirements.
(i)Within the time period specified in this Section 10 for delivering the Notice of Proxy Access Nomination, each Shareholder Nominee must deliver to the Secretary of the corporation an executed written representation and agreement, which shall be deemed a part of the Notice of Proxy Access Nomination for purposes of this Section 10, that such person: (a) consents to being named in the corporation’s proxy statement as a nominee, to serve as a director if elected and to the public disclosure of the information provided pursuant to this Section 10; (b) understands his or her duties as a director under the Minnesota Business Corporation Act and other applicable law and agrees to act in accordance with those duties; (c) is not and will not become a party to (1) any Voting Commitment that has not been disclosed to the corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law; (d) is not and will not become a party to any Third Party Compensation Arrangement that has not been disclosed to the corporation, and has not received and will not receive any such Third Party Compensation Arrangement that has not been disclosed to the corporation; (e) complies with the corporation’s Corporate Governance Principles or other policies, guidelines and principles setting forth qualifications for directors and, if elected as a director of the corporation, will comply with all applicable laws and stock exchange listing standards and the corporation’s policies, guidelines and principles applicable to directors, including, without limitation, the corporation’s Corporate Governance Principles, Code of Business Ethics, Confidentiality Policy, Securities Trading Policy and any other codes, policies and guidelines or any rules, regulations and listing standards, in each case, as applicable to directors (which shall be provided to such person promptly following a request therefore); (f) agrees to meet with the Board of Directors or any committee or delegate thereof to discuss matters relating to the nomination of the Shareholder Nominee, including information in the Notice of Proxy Access Nomination and such Shareholder

Nominee’s eligibility to serve as a member of the Board of Directors; and (g) will provide facts, statements and other information in all communications with the corporation and its shareholders and beneficial owners that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(ii)At the request of the corporation, each Shareholder Nominee must promptly submit (but in no event later than seven days after receipt of the request) to the Secretary of the corporation all completed and signed questionnaires required of directors. The corporation may request such additional information as necessary to permit the Board of Directors to determine the eligibility of each Shareholder Nominee to serve as a director of the corporation and if each Shareholder Nominee is independent, including for purposes of serving on the committees of the Board of Directors, under the listing standards of each principal securities exchange upon which the corporation’s shares are listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors and to determine whether the nominee otherwise meets all other publicly disclosed standards applicable to directors.

(iii)In the event that a Shareholder Nominee shall have breached any of their agreements with the corporation or any information or communications provided by a Shareholder Nominee to the corporation or its shareholders and beneficial owners ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such nominee shall promptly (and in any event within 48 hours of discovering such breach or that such information has ceased to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading)) notify the Secretary of the corporation of any such breach, inaccuracy or omission in such previously provided information and shall provide the information that is required to make such information or communication true and correct, if applicable, it being understood that providing any such notification shall not be deemed to cure any defect or limit the corporation’s rights to omit a Shareholder Nominee from its proxy materials as provided in this Section 10.

(G)Renominations. In the event any Nominator or Nominator Group (including any beneficial owner on whose behalf the nomination is made) submits a nomination at an annual meeting pursuant to this Section 10 and such Shareholder Nominee shall have been nominated for election at any of the previous two annual meetings and such Shareholder Nominee shall not have received at least 25% of the votes cast in favor of such Nominee’s election or such Nominee withdrew from or became ineligible or unavailable for election to the Board of Directors, then such Nominee shall not be eligible for election at the annual meeting.

(H)Other Bases for Excluding Shareholder Nominees. Notwithstanding anything to the contrary contained in this Section 10, the corporation shall not be required to include, pursuant to this Section 10, a Shareholder Nominee in its proxy materials for any annual meeting or, if the proxy statement already has been filed, to submit the nomination of a Shareholder Nominee to a vote at the annual meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation:

(i)for any meeting for which the Secretary of the corporation receives notice that any shareholder or beneficial owner, as the case may be, intends to nominate one or more persons for election to the Board of Directors pursuant to Section 9;

(ii)who is not independent under the listing standards of each principal securities exchange upon which the shares of the corporation are listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors;

(iii)whose election as a member of the Board of Directors would cause the corporation to be in violation of these By-Laws, the Articles of Incorporation, the rules and listing standards of the principal securities exchanges upon which the shares of the corporation are listed, or any applicable law, rule or regulation or of any publicly disclosed standards of the corporation applicable to directors;

(iv)who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended;

(v)whose business or personal interests place such Shareholder Nominee in a conflict of interest with the corporation or any of its subsidiaries;

(vi)who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years;

(vii)who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act of 1933, as amended;

(viii)if the Shareholder Nominee or Nominator (including any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, any Group Member (including any beneficial owner on whose behalf the nomination is made) shall have provided information to the corporation in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading;

(ix)if the Nominator (or a qualified representative thereof) or, in the case of a Nominator Group, the representative designated by the Nominator Group in accordance with sub-paragraph (C)(iii) of this Section 10 (or a qualified representative thereof), or the Shareholder Nominee does not appear at the applicable annual meeting to present the Shareholder Nominee for election;

(x)if the Nominator (including any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, any Group Member (including any beneficial owner on whose behalf the nomination is made) has engaged in or is currently engaged in, or has been or is a participant (as defined in Schedule 14A of the Exchange Act) in, a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting other than with respect to such Nominator or Nominator Group’s Shareholder Nominee(s) or a nominee of the Board of Directors; or

(xi)the Nominator or, in the case of a Nominator Group, any Group Member, or applicable Shareholder Nominee otherwise breaches or fails to comply with its representations or obligations pursuant to these By-Laws, including, without limitation, this Section 10.

Each of the foregoing shall be determined by the Board of Directors or any committees thereof. Shareholder Nominee(s) who are deemed ineligible pursuant to clauses (ii) through (xi) will be excluded from the proxy materials or, if the proxy statement has already been filed, the Shareholder Nominee(s) will not be eligible for election at the annual meeting. In either case, the Nominator or Nominator Group that nominated any such Shareholder Nominee will not be permitted to substitute another Shareholder Nominee. If clause (i) applies, then all Shareholder Nominees will be excluded from the proxy statement for the applicable annual meeting, or, if the proxy statement already has been filed, no Shareholder Nominee(s) will be eligible for election at the annual meeting.
(I)Compliance. Notwithstanding anything to the contrary contained in this Section 10:

(i)the corporation may omit from its proxy materials any information, including all or any portion of the Nomination Statement, if the Board of Directors determines that the disclosure of such information would violate any applicable law or regulation or that such information is not true and correct in all material respects or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and

(ii)if any Nominator, Nominator Group or Group Member (including any beneficial owner on whose behalf the nomination is made) or Shareholder Nominee has failed to comply with the requirements of this Section 10, the Board of Directors or the chairman of the meeting shall declare the nomination by such Nominator or Nominator Group to be invalid, and the Shareholder Nominee will not be eligible for election at the annual meeting.

(J)Interpretations and Determinations. Without limiting the power and authority of the Board of Directors to interpret any other provisions of these By-laws, the Board of Directors (or any other person or body authorized by the Board of Directors) shall have the exclusive power and authority to interpret the provisions of this Section 10 and make all determinations deemed necessary or advisable in connection with this Section 10 to any person, facts or circumstances. All such actions, interpretations and determinations that are done or made by the Board of Directors (or any other person or body authorized by the Board of Directors) in good faith shall be final, conclusive and binding on the corporation, its shareholders and beneficial owners and all other parties.

(K)Exclusive Method to Present Shareholder Nominees. Except as otherwise agreed to by the Board of Directors (or any other person or body authorized by the Board of Directors), this Section 10 shall be the exclusive method for shareholders to include nominees for director in the corporation’s proxy materials.

ARTICLE III
BOARD OF DIRECTORS
Section 1
ELECTION OF DIRECTORS.
     The business and affairs of this corporation shall be managed by or under the direction of its Board of Directors which shall be comprised of one or more members, and the number of directors may be increased or decreased from time to time, but no less often than annually, by the affirmative vote of a majority of directors serving at the time the action is taken; provided, however, that no decrease in the number of directors shall result in the removal of a director except a director named by the Board of Directors to fill a vacancy. Each director shall be elected to serve for a term of one (1) year and until his/her successor shall have been duly elected and qualified. The powers, privileges, duties and responsibilities of each director shall be alike in every respect.

Section 2
CHAIRMAN OF THE BOARD.
The Board may elect or appoint from its members a Chairman of the Board, who will not be deemed an officer of the corporation as a result of such title. The Chairman of the Board shall preside at all meetings of shareholders and directors. In the event the Chairman is unable to attend or preside over a meeting, the Board may appoint a Chair pro tempore from among the other directors to preside in his or her absence.

Section 3
 SHAREHOLDER MANAGEMENT.
     Any action that the Articles of Incorporation or By-laws of this corporation or Chapter 302A require or permit the Board of Directors to take or the shareholders to take after action or approval of the Board, may be taken by the holders of the voting shares of the corporation by unanimous affirmative vote.

Section 4
MEETINGS.
(A)            Time and Place. Meetings of the Board of Directors shall be held at such time and place as determined by the Board.

(B)            Notice. Meetings of the Board of Directors may be called at any time by a director by giving five (5) days notice to all directors of the date, time and place of the meeting. The notice need not state the purpose of the meeting. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken.

(C)            Waiver of Notice. A director may waive notice of a meeting of the Board of Directors. A waiver of notice by a director entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

(D)            Electronic Communications. The Board of Directors may meet by means of electronic communication in accordance with Chapter 302A.

(E)             Quorum. At all meetings of the Board of Directors, a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business.

Section 5
REMOVAL
A director may be removed from office, (a) for cause, by the affirmative vote of a majority of the remaining directors, or the affirmative vote of the holders of a majority of the voting stock in attendance at a duly convened meeting of the shareholders; or (b) as otherwise permitted by Chapter 302A.

Section 6
VACANCIES.
(A)            Death, Resignation, Removal or Disqualification. Vacancies on the Board of Directors resulting from the death, resignation, removal, or disqualification of a director may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum.

(B)           Newly Created Directorships. Vacancies on the Board of Directors resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time of the increase.

(C)            Duration of Term. A director elected under this section to fill a vacancy holds office until a qualified successor is elected by the shareholders at the next meeting of the shareholders.

Section 7
COMMITTEES.
     The Board of Directors, by resolution approved by the affirmative vote of a majority of the Board, may establish committees having the authority of the Board in the management of the business of the corporation to the extent provided in the resolution. A committee member need not be a director.

Section 8
AUTHORIZATION WITHOUT MEETING.
     Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if authorized by a writing or writings signed by a majority of the directors. The written action is effective when signed by the required number of directors, unless a different effective time is provided in the written action.

ARTICLE IV
OFFICERS
Section 1
ELECTION, TERM; NUMBER.
     The officers of the corporation shall be elected or appointed by the Board of Directors; provided, however, that the Board may delegate to one or more of its committees its authority to elect or appoint officers other than the Chief Executive Officer. Officers of the corporation shall consist of officers having responsibilities with respect to the corporation and all of its subsidiaries, as well as officers having responsibility only with respect to one or more designated operating units or functions within the corporation. The officers of the corporation shall consist of a Chief Executive Officer; a Chief Financial Officer; a Treasurer; a Secretary and such other officer or officers as are elected or appointed by the Board. A person may hold more than one office. The officers shall perform such duties and have such responsibilities as provided for in these By-laws or as otherwise determined by the Board. The terms of office with respect to each officer shall be prescribed by the Board at the time of election of the officers, and absent the specifications of a term, the term shall be determined to be at the pleasure of the Board.

Section 2
CHIEF EXECUTIVE OFFICER.
     The Chief Executive Officer shall be responsible for the strategic management, planning, and day to day operations of the business of the corporation, in addition to the duties and powers prescribed by the Board of Directors or by Chapter 302A.

Section 3
PRESIDENT
Unless otherwise determined by the Board of Directors, the Chief Executive Officer shall be the President of the corporation. If a person other than the Chief Executive Officer is designated as President, the President shall perform such duties as the Chief Executive Officer may from time to time determine.

Section 4
CHIEF FINANCIAL OFFICER.
     The Chief Financial Officer of the corporation shall be responsible for the strategic management and planning of the corporation’s finances, in addition to the duties and powers prescribed by the Board of Directors or by Chapter 302A.

Section 5
TREASURER.
     The Treasurer of the corporation shall have responsibility for managing the day-to-day finances of the corporation, in addition to such other duties and powers prescribed by the Board of Directors.

Section 6
SECRETARY.
     The Secretary and, in his/her absence, the Assistant Secretary, if any, shall attend all meetings of the Board of Directors, committees thereof, if any, and all meetings of the shareholders and record all votes and minutes of all proceedings in a book kept for that purpose. The Secretary and, in his/her absence, the Assistant Secretary, shall give or cause to be given notice of all meetings of the shareholders and of the Board and of committees, if any, and shall perform such other duties as may be prescribed by the Board or delegated to such officer by the Chief Executive Officer or the Chief Financial Officer. The Secretary and, in his/her absence, the Assistant Secretary, shall affix the seal of the corporation, to the extent the corporation shall have one, to any instrument requiring the same.

Section 7
VICE PRESIDENTS.
The Vice Presidents, if any, in the order designated by the Board of Directors, shall perform the duties as the Board may from time to time prescribe or as may be delegated by the Chief Executive Officer.

Section 8
VACANCIES.
     If any office becomes vacant by reason of death, resignation, retirement, disqualification, removal or other cause, the directors then in office, although less than a quorum, or any committee of the Board of Directors to which authority to appoint such former officer had been delegated, may by a majority vote, choose a successor or successors who shall hold office for the unexpired term in respect of which such vacancy occurred.

Section 9
DELEGATION.
     Unless prohibited by a resolution approved by the affirmative vote of the Board of Directors, an officer of the corporation may delegate some or all of the duties and powers of an office to other persons, provided that such delegation is in writing.

ARTICLE V
SHARES
Section 1
TYPE OF CERTIFICATE.
     Certificates of shares, if any, of the corporation shall be in such form as approved by the Board of Directors. Each certificate shall be signed by the Chief Executive Officer or the Chief Financial Officer. Such signature and the corporate seal, if any, may be facsimiles, engraved or printed, if authorized by the Board.

Section 2
TRANSFER OF SHARES.
     Transfer of certificated shares shall be made on the records of the corporation only by the shareholder named in the certificate or certificates or by the duly authorized attorney in fact, and upon surrender of the certificate or certificates therefore properly endorsed. The transfer of uncertificated shares, if any, shall be made by the means determined by the Board of Directors.

Section 3
LOST CERTIFICATES.
     Any shareholder claiming a certificate of certificated shares to be lost, stolen or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the Board so requires, give the corporation a bond of indemnity in form and with one (1) or more sureties satisfactory to the Board in an amount at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued for the same number of shares as the one alleged to have been lost, stolen or destroyed.

Section 4
UNCERTIFICATED SHARES.
     Some or all of any or all classes and series of the shares of stock of this corporation, upon a resolution approved by the Board of Directors may be uncertificated shares. Within twenty (20) calendar days after the issuance or transfer of uncertificated shares, the Chief Executive Officer shall send to the shareholder such notice as required by Chapter 302A.

ARTICLE VI
MISCELLANEOUS
Section 1
CORPORATE SEAL.
     The corporation may use a corporate seal, but the failure to use such seal shall not affect the validity of any documents executed on behalf of the corporation. The seal need only include the word “seal”, but it may also include, at the discretion of the Board of Directors, such additional wording as is permitted by Chapter 302A.

Section 2
FISCAL YEAR.
     The fiscal year of this corporation shall be as determined by resolution of the Board of Directors.

Section 3
COMPUTATION OF TIME.
     Whenever notice is required to be given pursuant to these By-laws, the day upon which notice is personally served, deposited in the mail, given by telegram, telex, telecopied or otherwise delivered, shall not be counted for the purpose of computing the time period of the notice. All notice periods shall be computed in calendar days.

Section 4
AMENDMENTS TO BY-LAWS.
     These By-laws may be amended or altered by the Board of Directors at any meeting. Such authority of the Board of Directors is subject to the power of the shareholders to change or repeal such By-laws.